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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 22, 2008

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

1781 Larkspur Drive
Golden, CO 80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 22, 2008 we entered into an Option to Purchase Prospecting License Agreement (the “Agreement”) with Geo Can Resources Company Limited, a Tanzania corporation (“Geo Can”) wherein we were granted an option to acquire a 90% undivided interest in and to an option between Geo Can and State Mining Corporation covering two licenses (PL 4339/2006 and PL 2576/2004) on property located in Tanzania. The Agreement is subject to a net smelter royalty as set forth in Schedule C to the Agreement. In order to acquire the 90% undivided interest, we have issue shares, pay money, pay expenses and perform assessment work on the licensed property.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 24th day of December, 2008.

LAKE VICTORIA MINING COMPANY, INC.

BY: ROGER NEWELL
Roger Newell
President and Principal Executive Officer